                            CONSULTING AGREEMENT AMENDMENT


    THIS CONSULTING AGREEMENT AMENDMENT (this "Amendment") is dated as of July 3rd, 1996 and entered into by and among AMERICAN TECHNOLOGIES GROUP INC., a Nevada corporation ("ATG"), NEW CONCEPT MINING, INC., a Nevada corporation ("NCM"), and DIXIE EXPLORATION CORPORATION, a Nevada corporation ("Dixie"), and is made with respect to the following:

    A. WHEREAS, pursuant to a Consulting Agreement dated October 2, 1995 among the parties hereto, Dixie provided various services to NCM and will continue to provide such services to NCM until July 31, 1996;

    B. WHEREAS, the parties desire to extend the Term of the Agreement and provide for additional compensation to Dixie as hereinafter provided.

    NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, THE PARTIES HERETO HEREBY AGREE AS FOLLOWS:

    1. TERM. Section 2 of the Agreement is hereby amended by deleting "July 31, 1996" and replacing it with "July 31, 1997."

    2. COMPENSATION. Section 3 of the Agreement is hereby amended to read in its entirety as follows:

         "3. COMPENSATION. As compensation for the services heretofore performed by Dixie and to be performed by Dixie pursuant to this Agreement prior to July 31, 1996, upon behalf of NCM, ATG agrees to pay to Dixie 50,000 shares of ATG Common Stock (the "Initial Shares"). The Initial Shares shall be valued at 20% less than the average of the closing bid and asked price per share over the twenty trading days prior to delivery, but in no event more than $2.00 per share. As compensation for the services to be performed by Dixie pursuant to this Agreement from August 1, 1996 to July 31, 1997, upon behalf of NCM, ATG agrees to pay to Dixie after August 1, 1996, 40,000 shares of ATG Common Stock (the "Additional Shares," the Initial Shares and the Additional Shares are hereinafter sometimes referred together as the "Shares.") The Additional Shares shall be valued at 20% less than the average of the closing bid and asked price per share over the twenty trading days prior to delivery, but in no event more than $2.80 per

                                     EXHIBIT 10.4

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    share.  The Shares to be delivered to Dixie hereunder shall be delivered upon registration of the Shares under the Securities Act of 1933 on Form S-8."

    3. DIXIE'S REPRESENTATIONS. Section 4 of the Agreement is hereby amended by adding at the end of the introductory clause "and as of the date of the issuance of the Shares."

    4. DEFINED TERMS. Capitalized words not defined in this Amendment shall have the meaning ascribed to them in the Agreement.

    IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

DIXIE EXPLORATION CORPORATION,
a Nevada corporation


By: /s/ Anthony Selig
   -------------------------------
    Anthony Selig, President

American Technologies Group, Inc.,     New Concept Mining, Inc.,
a Nevada corporation                   a Nevada corporation

By: /s/ John Collins                   By: /s/ Bill Foster
    ----------------------------           -----------------------------
    John Collins, CEO                      Bill Foster, President


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